UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2025

Australian Oilseeds Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41986	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 – 142 Cowcumbla Street, Cootamundra

Site 2: 52 Fuller Drive Cootamundra

PO Box 263 Cootamundra, Australia 2590

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +02 6942 4347

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.0001 par value per share	COOT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	COOT	The Nasdaq Stock Market LLC

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 30 2025, Australian Oilseeds Holdings Limited (the “Company”) held the previously announced extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) as a virtual meeting, conducted via live audio webcast, in connection with a single proposal, as described below and in greater detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on July 14, 2025.

Set forth below is the final voting results for the following single proposal submitted to a vote of the shareholders of the Company at the Extraordinary General Meeting:

Proposal 1: RESOLVED AS AN ORDINARY RESOLUTION THAT, pursuant to Section 60 of the Companies Act (2025 Revision) (the “Companies Act”) Article 62 of the Company’s articles of association, the Company’s share capital be amended to effect a reverse share split (the “Reverse Share Split”) of the Company’s Class A ordinary shares, par value $0.0001 per share, by a ratio in the range of 1 for 2 to 1 for 8, to be determined by the Company’s Board of Directors (“Board”) following the Extraordinary General Meeting.

FOR		AGAINST		ABSTAIN		BROKER NON-VOTE
Number	%	Number	%	Number	%	Number	%
18,021,860	64.598%	0	0%	0	0%	N/A	N/A

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Australian Oilseeds Holdings Limited

Date: August 1, 2025	By:	/s/ Gary Seaton
	Name:	Gary Seaton
	Title:	Chief Executive Officer